UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2014

Commission file number 001-33606
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VALIDUS HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	98-0501001
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

29 Richmond Road, Pembroke, Bermuda HM 08
(Address of principal executive offices)

Registrant's telephone number, including area code: (441) 278-9000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 2, 2014, Validus Specialty, Inc. (the “Aquiror”), a subsidiary of Validus Holdings, Ltd. (“Validus”) completed its acquisition of Western World Insurance Group, Inc. (“Western World”) as contemplated by the Stock Purchase Agreement (the “Stock Purchase Agreement”) with Western World, the shareholders of Western World (the “Sellers”), Validus (solely for purposes of Article I, Section 5.08, Section 6.08, Section 9.03 and Article XI thereof), and Andrew S. Frazier (in his capacity as the Sellers’ Representative).

Pursuant to the Stock Purchase Agreement, the Acquiror has purchased, and the Sellers have sold, all of the issued and outstanding capital stock of Western World for an aggregate purchase price of $690 million in cash, which purchase price was subject to adjustment based on pre-closing payments to shareholders, transaction expenses and the timing of closing as further described in the Stock Purchase Agreement.

The foregoing description of the Stock Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is attached as Exhibit 2.1 to Validus’ current report on Form 8-K filed on June 27, 2014 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Press Release, dated October 2, 2014, entitled “VALIDUS HOLDINGS COMPLETES ACQUISITION OF WESTERN WORLD”

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2014

VALIDUS HOLDINGS, LTD. (Registrant)
By:	/s/ Robert F. Kuzloski

Name:	Robert F. Kuzloski
Title:	Executive Vice President & General Counsel